EXHIBIT 99.2

NYSE: RCI 1

FORWARD-LOOKING STATEMENTS Some of the information included in this presentation is forward-looking information and is given in reliance on the Safe Harbor provided by the Private Securities Litigation Reform Act. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from these forward-looking statements due to certain factors, including business and economic conditions. These and other risks and uncertainties are discussed in more detail in RCI's reports filed with the SEC, including our annual report on Form 10-K and our quarterly reports on Form 10-Q.

GROWTH STRATEGY Expand within existing footprint - Organic growth - De novo development - Selective acquisitions Enhance competitive position Affiliate with excellent physicians Adhere to core competencies

U.S. DIALYSIS PROVIDERS 300,000 patients DaVita 9% 18% 13% 3% 27% 15% 15% Renal Care Group Hospitals Other Independent Providers Independent Chain Providers Fresenius Gambro

NATIONAL NEPHROLOGY ASSOCIATES, INC. Nashville-based Formed in 1998 with 9 clinics Grew to 87 units in 15 states 5,600 patients

RCG LOCATIONS 27 states Mid-size markets Outpatient Dialysis Centers University Affiliations Corporate Office Nashville, Tennessee

COMBINED LOCATIONS 30 states Mid-size markets Outpatient Dialysis Centers University Affiliations Corporate Office Nashville, Tennessee NNA Units

TRANSITION & INTEGRATION Teams assembled Coordinating with NNA Plan in place

DELIVERING ON OUR STRATEGY Stay focused on core competencies Effective use of Balance Sheet Immediately accretive transaction 17

NNA HISTORICAL FINANCIAL INFORMATION Treatments (in thousands) 514 648 755 809 2000 Revenue (in millions) 2001 2002 $152.1 $195.4 $225.2 2003E $240.6 EBITDA (in millions) $26.5 $34.8 $35.9 $37.3 2000 2001 2002 2003E 2000 2001 2002 2003E

TERMS OF TRANSACTION Cash component of approximately $167 million, subject to certain adjustments Assumption of debt of approximately $178 million Enterprise value of $345 million Expect to close during March 2004

2004 Corporate Objective Pro forma 2004 accretion - $45.5 million EBITDA (full year effect) Accretion to 2004 EPS* *Assuming March 31, 2004 closing $2.40-$2.50 $0.08 $0.05 IMPACT ON EPS EPS

NEW CREDIT FACILITY $325 million Term Loan $150 million Revolver 5 year term LIBOR + 150 basis points

Share repurchase program FREE CASH PRIORITIES De novo development

CORPORATE OBJECTIVES 2004 Revenues (in billions) $1.1 - $1.2 $1.3 - $1.4 Earnings per share $2.40 - $2.50 $2.45 - $2.55 Same-market treatment growth 5 - 6% 4 - 6% Same-market revenue growth 5 - 7% 5 - 7% Treatments (in millions) 3.5 - 3.7 4.1 - 4.3 Capital expenditures (in millions) $70 - $80 $85 - $95 Acquisition target (patients) 1,500 - 2,000 1,000 - 1,500 Patients 25,000 - 26,000 30,000 - 31,000 Initial Revised

NYSE: RCI 31